S&S DRAFT
                                                                       1/20/97





                           ORION NETWORK SYSTEMS, INC.
                           ORION NEWCO SERVICES, INC.


                     [_____] Units, each Unit consisting of
                           One % Senior Note Due 2007
           and One Warrant to Purchase [______] Shares of Common Stock



                     [_____] Units, each Unit consisting of
                       One % Senior Discount Note Due 2007
           and One Warrant to Purchase [______] Shares of Common Stock







                           UNDERWRITING AGREEMENT






                           [__________], 1997

                                                              [__________], 1997


Morgan Stanley  &  Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith, Incorporated

c/o Morgan Stanley & Co.
          Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs:

                  Orion Newco Services, Inc., a newly formed Delaware corporation ("Newco") that is a wholly owned subsidiary of Orion Network Systems, Inc., a Delaware corporation (collectively, with its successors and assigns,  "Orion"),  proposes  to issue  and sell to the  Underwriters  named in
Schedule I hereto (the "Underwriters") [_____] Senior Note Units (collectively, the "Senior Note Units") and [_____] Senior Discount Note Units (collectively, the "Senior Discount Note Units"; and together with the Senior Note Units, the "Units"). Each Senior Note Unit will consist of (i) one [____]% Senior Note due 2007 with a principal amount of $1,000 (collectively, the "Senior Notes") to be issued pursuant to the provisions of a Senior Note Indenture (the "Senior Note Indenture") to be dated as of the Closing Date (as defined below) between Newco, certain subsidiaries of Orion, as guarantors (the "Guarantors") and Bankers Trust Company, as trustee (the "Trustee") and (ii) a Warrant (collectively, the "Warrants"), each Warrant entitling the holder thereof to purchase [______] shares of Common Stock, par value $.01 per share (the "Common Stock"), of Newco, to be issued pursuant to the provisions of a Warrant Agreement to be dated as of the Closing Date (the "Warrant Agreement") between Newco and Bankers Trust Company, as warrant agent (the "Warrant Agent"). Each Senior Discount Note Unit will consist of (i) one [___]% Senior Unsecured Discount Note due 2007 with a principal amount at maturity of $1,000 (collectively, the "Senior Discount Notes"; and together with the Senior Notes, the "Notes") to be issued pursuant to the provisions of a Senior Discount Note Indenture to be dated as of the Closing Date (the "Senior Discount Note Indenture") between Newco, the Guarantors, as guarantors, and Bankers Trust Company, as trustee and (ii) a Warrant.

                  Pursuant to the Section 351 Exchange Agreement and Plan of Conversion dated as of June [__], 1996, and amended as of December [__], 1996, (as amended, the "Exchange Agreement"), among Orion, International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), Orion Satellite Corporation, a Delaware corporation ("OrionSat") that is a wholly owned subsidiary of Orion and the sole general partner of Orion Atlantic, and each of the existing limited partners of Orion Atlantic other than Orion (the "Exchanging Partners"), the Exchanging Partners have agreed to transfer their limited partnership interests in Orion Atlantic and other rights relating thereto to Newco in exchange (collectively, the "Exchange") for 121,988 shares of a newly created class of Newco's Series C 6% Cumulative Convertible Redeemable Preferred Stock. Upon consummation of the Exchange, Newco will own all of the limited partnership interests in Orion Atlantic (directly and indirectly through Orion). In addition, Newco will acquire certain rights held by certain of the Exchanging Partners, including certain of the Exchanging Partners' rights to receive repayment of various advances. Simultaneously with the Exchange, under an Agreement and Plan of Merger dated as of January 8, 1997 (the "Merger Agreement"), among Orion, Newco and Orion Merger Company, Inc., a newly formed Delaware corporation that is a wholly owned subsidiary of Newco ("Merger Sub"), Orion will merge with and into Merger Sub in a tax-free reorganization (the "Merger"). Orion will be the surviving corporation in the Merger and will thereby become the wholly owned subsidiary of Newco, and the holders of preferred and common stock of Orion will receive substantially identical preferred and common stock of Newco in exchange for such stock. Effective upon consummation of the Merger, Newco will change its name to Orion Network System, Inc. and Orion will change its name to __________. The Merger and the Exchange will close concurrently with the closing of the offering of the Units (the "Offering").

                  Newco has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Units, Notes, Warrants and Common Stock underlying the Warrants.* The registration statement as amended at the time it becomes effective, including the exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933 (the "Securities Act"), is hereinafter referred to as the "Original Registration Statement;" any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the "Rule 462(b) Registration Statement;" the Original Registration Statement and any Rule 462(b) Registration Statement are hereinafter referred to collectively as the "Registration Statement;" and the prospectus in the form first used to confirm sales of Units is hereinafter referred to as the "Prospectus."


                                       I.

                  Each of Orion and Newco (collectively, the "Orion Entities") jointly and severally represents and warrants to each of the Underwriters that:

                  (a) The Original Registration Statement has become effective and, if Newco has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to either of the Orion Entities in writing by such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of each of the Senior Note Trustee and the Senior Discount Note Trustee.

                  (c) Each of the Orion Entities has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole.

                  (d) Each of the subsidiaries of the Orion Entities has been duly incorporated, or in the case of a partnership, duly organized, is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole; all of the issued shares of capital stock of each subsidiary of the Orion Entities have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by either Orion, Newco or a subsidiary of Orion or Newco, free and clear of all liens, encumbrances, equities or claims. Each of the Significant Subsidiaries, as defined in Regulation S-X under the Securities Act, of the Orion Entities is identified on Schedule II hereto.

                  (e) This Agreement has been duly authorized, executed and delivered by each of the Orion Entities.

                  (f) Each of the Senior Note Indenture and the Senior  Discount
         Note Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by Newco and each of the Guarantors, and when executed and delivered by Newco and each of the Guarantors, will be a valid and binding agreement of Newco and each of the Guarantors, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) The Warrant Agreement has been duly authorized and when executed and delivered by Newco will be a valid and binding agreement of Newco, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (h) Each of the Senior Notes and the Senior Discount Notes have been duly authorized by Newco and each of the Guarantors and, when executed and authenticated in accordance with the terms of the Senior
         Note Indenture and the Senior Discount Note Indenture, respectively, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Senior Note Indenture and the Senior Discount Note Indenture, respectively, and will be valid and binding obligations of Newco and each of the Guarantors, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The Warrants have been duly authorized and when executed and countersigned in accordance with the provisions of the Warrant Agreement, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of Newco enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.
                  (j) The shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized and reserved by Newco and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights or taxes, liens, charges and security interests.

                  (k)  The  Exchange,  the  Merger,  the  issuance  and  sale of approximately $50 million of Newco's convertible subordinated debentures (the "BA Debentures") to British Aerospace Public Limited Company (the "British Aerospace Offering"), the issuance and sale of approximately $10 million of Newco debentures (the "MMS Debentures") to Matra Marconi Space (or an affiliate) ("the MMS Offering"), the acquisition by Orion of the only outstanding minority interest (17%) in Orion Asia Pacific, a Delaware corporation ("Orion Asia Pacific") for 86,000 shares of Orion common stock (the "OAP Minority Interest Acquisition"), the repayment of the Orion 1 Credit Facility (as defined in the Preliminary Prospectus) and the satisfaction of the interest rate hedging obligations with respect thereto [LIST ADDITIONAL TRANSACTIONS, AS APPROPRIATE] (collectively, the "Transactions") and delivery and performance of the Exchange Agreement, the Merger Agreement, the Orion 2 Satellite Contract (as hereinafter defined), the Orion 3 Satellite Contract (as hereinafter defined) and the other agreements necessary to consummate the Transactions (collectively, the "Transaction Agreements") have been duly and validly authorized by the Orion Entities and each of their direct and indirect subsidiaries (and Orion Atlantic) that is a party thereto, and to the knowledge of the Orion Entities (based on representations made therein), by the other parties thereto, all action necessary to approve the Transactions has been accomplished and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the consummation of the Transactions, except such as may have been obtained, including any consents or approvals required by the Communications Act of 1934, as amended, and the rules, regulations and policies of the United States Federal Communications Commission (the "FCC") thereunder and the Merger and the Exchange were duly approved by the stockholders of Orion owning not less than a majority of the shares of the capital stock of Orion entitled to vote thereon at a meeting held on January 30, 1997.

                  (l) The execution and delivery by Newco and the Guarantors (as applicable) of, and the performance by Newco and the Guarantors (as applicable) of their obligations under, this Agreement, the Senior Note Indenture, the Senior Discount Note Indenture, the Notes, the Warrant Agreement, the Warrants, the Transaction Agreements, the issuance, sale and delivery of the Notes, the Warrants, the BA Debentures, the MMS Debentures and the Warrant Shares upon exercise of the Warrants and the consummation of the Transactions will not contravene any provision of applicable law or the certificate of incorporation or by-laws of Newco or any of the Guarantors or any agreement or other instrument binding upon Newco or any of the Guarantors or any of their subsidiaries that is material to Newco and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Newco, any subsidiary of Newco or any of the Guarantors, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Newco and the Guarantors (as applicable) of their obligations under this Agreement, the Senior Note Indenture, the Senior Discount Note Indenture, the Notes, the Warrant Agreement, the Warrants, the Transaction Agreements, the issuance, sale and delivery of the Notes, the BA Debentures, the MMS Debentures, the Warrants, the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrant Agreement or any of the Transaction Agreements, except such as have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes, Warrants, BA Debentures, MMS Debentures or Warrant Shares.

                  (m) The execution and delivery by Orion of, and the performance by Orion of its obligations under, this Agreement and the Transaction Agreements and the consummation of the Transactions will not contravene any provision of applicable law or the certificate of incorporation or by-laws of Orion or any agreement or other instrument binding upon Orion or any of its subsidiaries that is material to Orion and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Orion or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Orion of its obligations under this Agreement or any of the Transaction Agreements, except such as have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes, Warrants, BA Debentures, MMS Debentures or Warrant Shares.

                  (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole, from that set forth in the Prospectus.

                  (o) There are no legal or governmental proceedings pending or threatened to which either of the Orion Entities or any of their subsidiaries is a party or to which any of the properties of either Orion Entity or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration
         Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (p) Each of the Orion Entities and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole.

                  (q) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                  (r) Neither Newco nor Orion is and, after the giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, neither Newco nor Orion will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (s) Each of the Orion Entities and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on such Orion Entity and its subsidiaries, taken as a whole.

                  (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole.

                  (u) The Orion  Entities have  complied with all  provisions of
         Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (v) Each of the parties to the Transaction Agreements has waived the conditions to the performance of its obligations under such Transaction Agreements (other than the conditions that the Notes be issued and that the Orion 1 Credit Facility be repaid) and attached as Exhibits [___ through ___] are such waivers.
                  (w) The Escrow Agreement has been amended to [remove any discretion of the limited partners of Orion Atlantic to stop the release of payment from the escrow account].

                  (x) Orion Asia Pacific will be a wholly owned subsidiary of Newco immediately after consummation of the Transactions.

                  (y) Orion has entered into, and delivered to you, satellite procurement contracts with Matra Marconi Space for Orion 2 (the "Orion 2 Satellite Contract") and Hughes Space and Communications International for Orion 3 (the "Orion 3 Satellite Contract").

                                       II.

                  Newco hereby agrees to sell to the Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from Newco the respective number of Senior Note Units and Senior Discount Note Units set forth in Schedule I hereto opposite their names at $[____] per Senior Note Unit and $[____] per Senior Discount Note Unit -- the "Senior Note Unit purchase price" and the "Senior Discount Note Unit purchase price," respectively -- plus (i) accrued interest on the Senior Notes, if any, and (ii) accrued amortization of original issue discount on the Senior Discount Notes, if any, in each case from [_____], 1997 to the date of payment and delivery.


                                      III.

                  Each of the Orion Entities is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Original Registration Statement and this Agreement have become effective as in your judgment is advisable. Each of the Orion Entities is further advised by you that the Units are to be offered to the public initially at $[____] per Senior Note Unit and $[____] per Senior Discount Note Unit -- the "Senior Note Unit public offering price" and the "Senior Discount Note Unit offering price," respectively -- plus (i) accrued interest on the Senior Notes, if any, and (ii) accrued amortization of original issue discount on the Senior Discount Notes, if any, and to certain dealers selected by you at a price that represents a concession not in excess of $[____] per Unit, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[____] per Unit, to any Underwriter or to certain other dealers.


                                       IV.

                  Payment for the Units shall be made against delivery of the Units as described in the paragraph below at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, 10022, at 10:00 A.M., local time, on [___________], 1997, or at such other time on the same or such other date, not later than [______], 1997, as shall be designated in writing by you (the "Closing Date"). Payment for the Units shall be made to the account or accounts specified by Newco in writing delivered to you.

                  At the closing, the Units shall be delivered to you for the respective accounts of the Underwriters of the Units registered in such names and in such denominations as you shall request in writing not later than two full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid.


                                       V.

                  The obligations of the Orion Entities and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                  The several obligations of the Underwriters hereunder are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                           (i) there shall not have  occurred  any  downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of Orion's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Orion, on behalf of Orion, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Orion Entities contained in this Agreement are true and correct as of the Closing Date and that the Orion Entities have complied with all of the agreements and satisfied all of the conditions contained in this Agreement on their part to be performed or satisfied on or before the Closing Date.

                           The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Newco, on behalf of such entity, to the effect that the representations and warranties of the Orion Entities contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Orion Entities have complied with all of the agreements and satisfied all of the conditions contained in this Agreement on their part to be performed or satisfied on or before the Closing Date.

                           The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (d) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Orion Entities or the Underwriters, threatened by the Commission.

                  (e) You shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., counsel for the Orion Entities, dated the Closing Date, in the form attached hereto as Exhibit A.

                  The opinion of Hogan & Hartson L.L.P. shall be rendered to you at the request of the Orion Entities and shall so state therein.

                  (f) You shall have received on the Closing Date an opinion of Shaw, Pittman, Potts & Trowbridge, special FCC counsel for the Orion Entities, dated the Closing Date, in the form attached hereto as Exhibit B.

                  (g) You shall have received on the Closing Date an opinion of [___________], special Delaware counsel for the Orion Entity, dated the Closing Date, in the form attached hereto as Exhibit C.

                  (h) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date with respect to the Registration Statement and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

                  (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young, L.L.P., independent public accountants for Orion, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (j) The Orion Entities shall have complied with the provisions of Section VI(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you shall have reasonably requested.

                  (k) The Exchange, the Merger, the BA Offering, the MMS Offering, the OAP Minority Interest Acquisition, the repayment of the Orion 1 Credit Facility and satisfaction of the interest rate hedging obligations with respect thereto and [LIST ADDITIONAL TRANSACTIONS, AS APPROPRIATE] shall have occurred, or shall occur concurrently with the Closing, as provided in the Proxy Statement/Prospectus, dated January ___, 1997, of Orion.

                  (l) The Certificate of Merger shall have been, or concurrently with the Closing shall be, filed with the Secretary of State of the State of Delaware.

                  (m)  You  shall  have  received   such  other   documents  and
         certificates as are reasonably requested by you or your counsel.


                                       VI.

                  In further consideration of the agreements of the Underwriters herein contained, each of the Orion Entities covenants as follows:

                  (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish to you copies of the Prospectus in New York City, prior to 3:00 p.m., on the business day next succeeding the date of this Agreement, in such quantities as you reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the first date of the public offering of the Units as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to Newco) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Units, Notes and Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Units, Notes and Warrants for investment under the laws of such jurisdiction as you may designate and (ii) any review of the Offering by the National Association of Securities Dealers, Inc.

                  (e) If the Orion Entities elect to rely on Rule 462(b) under the Securities Act, the Orion Entities shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

                  (f) To make generally available to Newco's security holders and to you, as soon as practicable but not later than 60 days after the end of the twelve-month period beginning at the end of Newco's fiscal quarter during which the effective date of the Original Registration Statement occurs, an earnings statement of Newco covering such twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of Newco or warrants to purchase securities of Newco substantially similar to the Units, Notes, Warrants or Common Stock (other than (i) the Units, Notes and Warrants, (ii) securities of Newco to be issued in connection with the Exchange and the Merger as described in the Proxy Statement/Prospectus, (iii) the issuance and sale of the BA Debentures pursuant to the British Aerospace Offering and (iv) the issuance and sale of the MMS Debentures pursuant to the MMS Offering, without your prior written consent.

                  (h) To use its best efforts to maintain the effectiveness of the Registration Statement covering the issuance of the Warrant Shares until the earlier of (i) such time as all Warrants have been exercised and (ii) [_____], 2007.

                  (i) To use its best efforts to have the Warrant Shares included for trading on the Nasdaq National Market prior to the time the Warrants first become exercisable and to use its best efforts to have the Warrant Shares included for trading on any other exchange or quotation system where the Common Stock is included for trading.

                  (j) To use the net proceeds received by Newco from the sale of
         (i) Units hereunder, (ii) the BA Debentures pursuant to the British Aerospace Offering and (iii) the MMS Debentures pursuant to the MMS Offering, in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (k) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Orion Entities agree to pay, or reimburse if paid by or on behalf of you, all costs and expenses incident to the public offering of the Units and the performance of the obligations of the Orion Entities under this Agreement including those relating to: (i) the fees, disbursements and expenses of the Orion Entities' counsel and accountants in connection with the issuance of the Units, the preparation, printing, filing and distribution of the Registration Statement including financial statements and all exhibits, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement, and the Prospectus, and the printing, filing and distribution of this Agreement (including all document production charges and expenses of counsel for the Underwriters in connection with the preparation of this Agreement); (ii) the preparation and delivery of any certificates for the Units to the Underwriters; (iii) all expenses in connection with the registration or qualification of the Units, Notes, Warrants and Warrant Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall request, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to you and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this paragraph to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Units by the Underwriters or by dealers to whom Units may be sold; (v) the filing fees and expenses (including the reasonable fees and disbursements of counsel to the Underwriters), if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) any expenses incurred by the Orion Entities in connection with a "road show" presentation to potential investors; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Units by the Orion Entities to the Underwriters.

                  (l) To use the net proceeds of the British Aerospace Offering and the MMS Offering to make payments to the manufacturers under the Orion 2 Satellite Contract and the Orion 3 Satellite Contract.


                                      VII.

                  Each of the Orion Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Newco shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to either of the Orion Entities in writing by such Underwriter through you expressly for use therein.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Orion Entities, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Orion Entities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Orion Entities to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Orion Entities in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Orion Entities, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Orion Entities on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Orion Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Orion Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Orion Entities and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Units. The relative fault of the Orion Entities on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Orion Entities or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Units they have purchased hereunder, and not joint.

                  The Orion Entities and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and  contribution  provisions  contained in this
Article VII and the representations and warranties of the Orion Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of either Orion Entity, its officers or directors or any person controlling either Orion Entity and (iii) acceptance of and payment for any of the Units.


                                      VIII.

                  This Agreement shall be subject to termination by notice given by you to Newco, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of Orion or Newco shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.


                                       IX.

                  This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Original Registration Statement by the Commission.

                  If, on the Closing Date, any one of the Underwriters shall fail or refuse to purchase Units that it has agreed to purchase hereunder on such date, and the number of Units which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the total number of the Units to be purchased on such date, the other Underwriter shall be obligated to purchase the Units which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the number of Units to be purchased on such date, and arrangements satisfactory to you and the Orion Entities for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Orion Entities. In any such case either you or the Orion Entities shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any one of them, because of any failure or refusal on the part of either of the Orion Entities to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Orion Entities shall be unable to perform its obligations under this Agreement, the Orion Entities will reimburse the Underwriters, or such Underwriter as has so terminated this Agreement with respect to itself, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  This Agreement shall be governed by the laws of the State of New York.


                                Very truly yours,

                                ORION NETWORK SYSTEMS, INC.


                                By


                                ORION NEWCO SERVICES, INC.


                                By





Accepted, [_________], 1997

Morgan Stanley & Co.
     Incorporated
Merrill Lynch & Co.

By Morgan Stanley & Co.
     Incorporated


By_______________________




                                   SCHEDULE I

     Underwriter                             Number of Senior Note        Number of Senior
                                             Units to Be Purchased     Discount Note Units to
                                                                            be Purchased
Morgan Stanley & Co. Incorporated

Merrill Lynch & Co.                                __________                __________

Total . . . . . . . . . . . . .                    __________                __________
                                                   ----------                ----------


                                   SCHEDULE II

                        List of Significant Subsidiaries


                            [TO BE PROVIDED BY ORION]

                                    EXHIBIT A


                    Form of Opinion of Hogan & Hartson L.L.P.


                 (i) Each of the Orion Entities has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole.

                 (ii) Each of the subsidiaries of the Orion Entities has been duly incorporated, or in the case of a partnership, duly organized, is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole; all of the issued shares of capital stock of each subsidiary of the Orion Entities have been validly authorized and issued, are fully paid and non-assessable and are owned directly by either Orion, Newco or a subsidiary of Orion or Newco, free and clear of all liens, encumbrances, equities or claims.

                 (iii) The authorized capital stock of the Orion Entities conforms in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock."

                 (iv) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Orion Entities.

                 (v) Each of the Senior Note  Indenture and the Senior  Discount
   Note Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by Newco and each of the Guarantors, and when executed and delivered by Newco and each of the Guarantors, will be a valid and binding agreement of Newco and each of the Guarantors, enforceable in accordance with its terms except as (i) the enforceability thereof may belimited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                 (vi) The Warrant Agreement has been duly authorized and when executed and delivered by Newco will be a valid and binding agreement of Newco, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                 (vii) Each of the Senior Notes and the Senior Discount Notes have been duly authorized and, when executed and authenticated in accordance with the terms of the Senior Note Indenture and the Senior Discount Note Indenture, respectively, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Senior Note Indenture and the Senior Discount Note Indenture, respectively, and will be valid and binding obligations of Newco, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                 (viii) The Warrants have been duly authorized and when executed and countersigned in accordance with the provisions of the Warrant Agreement, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of Newco enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

                 (ix) The Warrant Shares have been duly authorized and reserved by Newco and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights or taxes, liens, charges and security interests.

                 (x) The Transactions and delivery and performance of the Transaction Agreements have been duly and validly authorized by the Orion Entities and each of their direct and indirect subsidiaries (and Orion Atlantic) that is a party thereto, and to the knowledge of the Orion Entities (based on representations made therein), by the other parties thereto , all action necessary to approve the Transactions has been accomplished and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the consummation of the Transactions, except such as may have been obtained, including any consents or approvals required by the Communications Act of 1934, as amended, and the rules, regulations and policies of the United States Federal Communications Commission thereunder and the Exchange and the Merger were duly approved by the stockholders of Orion owning not less than a majority of the shares of the capital stock of Orion entitled to vote thereon at a meeting held on January __, 1997.

                 (xi) The execution and delivery by Newco and the Guarantors (as applicable) of, and the performance by Newco and the Guarantors (as applicable) of their obligations under, the Underwriting Agreement, the Senior Note Indenture, the Senior Discount Note Indenture, the Notes, the Warrant Agreement, the Warrants, the Transaction Agreements, the issuance, sale and delivery of the Notes, the Warrants, the BA Debentures, the MMS Debentures and the Warrant Shares upon exercise of the Warrants and the consummation of the Transactions will not contravene any provision of applicable law or the certificate of incorporation or by-laws of Newco or any of the Guarantors or any agreement or other instrument binding upon Newco or any of the Guarantors or any of their subsidiaries that is material to Newco and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Newco, any subsidiary of Newco or any of the Guarantors, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Newco and the Guarantors (as applicable) of their obligations under the Underwriting Agreement, the Senior
   Note Indenture, the Senior Discount Note Indenture, the Notes, the Warrant Agreement, the Warrants, the Transaction Agreements, the issuance, sale and delivery of the Notes, the BA Debentures, the MMS Debentures, the Warrants, the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrant Agreement or any of the Transaction Agreements, except such as have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes, Warrants, BA Debentures, the MMS Debentures or Warrant Shares.

                 (xii) The execution and delivery by Orion of, and the performance by Orion of its obligations under, the Underwriting Agreement, the Transaction Agreements and the consummation of the Transactions will not contravene any provision of applicable law or the certificate of incorporation or by-laws of Orion or any agreement or other instrument binding upon Orion or any of its subsidiaries that is material to Orion and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Orion or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Orion of its obligations under the Underwriting Agreement or any of the Transaction Agreements, except such as have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes, Warrants, BA Debentures, MMS Debentures or the Warrant Shares.

                 (xiii) The Original Registration Statement has become effective and, if Newco has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (xiv) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (xiv) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to either of the Orion Entities in writing by such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of each of the Senior Note Trustee and the Senior Discount Note Trustee.

                 (xv) The information in the Prospectus under the captions "The Merger and the Exchange," "Certain Transactions," "Description of Units," "Description of Notes," "Description of Warrants," "Description of Capital Stock," "Description of Other Indebtedness of the Company," and "Certain United States Federal Income Tax Consequences," to the extent that such information constitutes matters of law or legal conclusions, or purports to describe certain provisions of specified documents, has been reviewed by us and is correct in all material respects. The statements in the Prospectus under the captions "Risk Factors - - Approvals Needed; Regulation of Industry," and "United States Regulatory Restrictions," insofar as such statements purport to describe certain provisions of the Communications Act and rules and regulations of the FCC promulgated thereunder, have been reviewed by us and are correct in all material respects. The information in
   Item 14 of the Registration Statement, to the extent such information constitutes matters of law or legal conclusions or purports to describe certain provisions of specified documents, has been reviewed by us and is correct in all material respects.

                 (xvi) Neither Newco nor Orion is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (xvii) The deposit of the pledged securities in the pledged account in favor of the trustee on behalf of the holders of the Senior Notes will constitute a perfected first priority interest in the pledged securities and the proceeds thereof.

                                    EXHIBIT B
                           Form of FCC Counsel Opinion


               (i) (A) the execution and delivery of the Underwriting Agreement by the Orion Entities and the consummation of the transactions contemplated thereby do not violate (1) the Federal Communications Act of 1934, as amended (the "Communications Act"), (2) any rules or regulations of the Federal Communications Commission ("FCC") applicable to the Orion Entities, (3) any state telecommunications law, rules or regulations ("State Law") applicable to the Orion Entities, and (4) to the best of such counsel's knowledge, any decree from any court, and (B) no authorization of or filing with the FCC or any state authority overseeing telecommunications matters ("State Authority"), is necessary for the execution and delivery of the Underwriting Agreement by the Orion Entities and the consummation of the transactions contemplated thereby in accordance with the terms thereof;

               (ii) the Orion Entities and certain of their subsidiaries (named on Schedule I hereto) are nondominant carriers authorized by the FCC to provide interstate interexchange telecommunications services. The Orion Entities and certain of their subsidiaries (named on Schedule II hereto) have been granted
 Section 214 authority by the FCC to provide international message telecommunications services through the resale of international switched voice and private line services and each of the Orion Entities and such subsidiaries has on file with the FCC tariffs applicable to its domestic interstate and international services. No further FCC authority is required by the Orion Entities or any of such subsidiaries to conduct its business as described in the Prospectus;

               (iii) the Orion Entities and certain of their subsidiaries (named on Schedule III hereto) are certified and/or registered to resell intrastate interexchange telecommunications services in, and are not required to be certified to resell intrastate interexchange telecommunications services in, the respective states listed on Schedule IV hereto. Each of the Orion Entities and such subsidiaries has a tariff on file in each of the states. No further authority is required from any of the State Authorities by the Orion Entities to conduct their business as described in the Prospectus,

               (iv) (A) each of the Orion Entities and its subsidiaries (1) has made all reports and filings, and paid all fees, required by the FCC and the State Authorities; and (2) has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all filings and registrations, with the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; and (B) neither of the Orion Entities nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole;

               (v) neither of the Orion Entities nor any of its subsidiaries is in violation of, or in default under the Communications Act, the telecommunications rules or regulations of the FCC or State Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole;

               (vi) to the best of such  counsel's  knowledge  after due inquiry
 (A) no decree or order of the FCC or any State Authority has been issued against either of the Orion Entities or any of its subsidiaries and (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against either of the Orion Entities or any of its subsidiaries before or by the FCC or any State Authority. To the best of such counsel's knowledge after due inquiry, there are no rulemakings or other administrative proceedings pending before the FCC or any State Authority which (A) are generally applicable to telecommunications services or the resale thereof and (B) which, if decided adversely to the Orion Entities' interests, would have a material adverse effect on either Orion and its subsidiaries or Newco and its subsidiaries, in each case taken as a whole; and

               (vii) the statements in the Prospectus under the captions "Risk Factors -- Approvals Needed; Regulation of Industry," and "United States Regulatory Restrictions," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize all matters referred to therein.

                                    EXHIBIT C

                        Form of Delaware Counsel Opinion

                      (i) Upon the filing of the Certificate of Merger in accordance with the Merger Agreement and the General Corporation Law of the State of Delaware, the Merger will become effective, Orion will become the surviving corporation of the Merger and each share of Orion preferred and common stock outstanding immediately prior to the Merger will be converted into the right to receive substantially identical preferred and common stock of Newco.

--------
* Because Newco believed that it would be more informative and less confusing for potential investors and existing stockholders, the Original Registration Statement and the prospectus included therein refer to the registrant as Orion Network Systems, Inc.